Back to Form 8-K/A
Exhibit 23.1

CONSENT OF INDEPENDENT AUDITOR

We hereby consent to the incorporation by reference in Registration Statement No. 333-207839 on Form S-3 and Registration Statement Nos. 333-188798, 333-160275, 333-166640, 333-140753, 333-131908, and 333-120257 on Form S-8 of WellCare Health Plans, Inc. (“WellCare”) of our report dated July 10, 2018, relating to the consolidated financial statements of Caidan Enterprises, Inc. and its subsidiaries appearing in this Current Report on Form 8-K/A of WellCare.

/s/ Plante & Moran, PLLC
Auburn Hills, Michigan
October 30, 2018